[Horizon Logo]

Horizon Capital Bank

1021 Main Street, Suite 100 Houston, Texas 77002 August 30, 2005

A Special Meeting of Shareholders (the “Special Meeting”) of Horizon Capital Bank (“Horizon”) will be held at our office located at 3707 Richmond Avenue, Houston, Texas, on August 30, 2005 at 4:00 p.m. local time, to consider and vote upon the following proposals:

To approve the Agreement and Plan of Merger, dated as of April 19, 2005, between Horizon and Cullen/Frost Bankers, Inc.

To adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of the merger.

To transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

Shareholders of record at the close of business on July 25, 2005, will be entitled to vote at the Special Meeting or any adjournment or postponement thereof. Whether or not you plan to attend the Special Meeting, please execute the Proxy Card on the reverse side and return it in the enclosed self addressed, postage-prepaid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to Jack L. Thetford, Chairman of the Board of Horizon, or by executing and delivering a proxy bearing a later date.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote “for” any of the proposals. The Proxies cannot vote these shares unless you sign and return this Card. UNLESS YOU INDICATE OTHERWISE ON THE REVERSE SIDE, IF YOU RETURN THIS CARD THESE SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED SELF ADDRESSED, POSTAGE-PREPAID RETURN ENVELOPE.

(Continued, and to be executed and dated on the other side)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

[Horizon logo]

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 30, 2005

This Proxy is Solicited by the Board of Directors

Horizon’s board of directors has determined that the merger is advisable and in the best interests of Horizon and its shareholders. Accordingly, Horizon’s board has approved the agreement and plan of merger and recommends that Horizon’s shareholders vote “for” approval and adoption of the agreement and plan of merger at the Special Meeting.

At the Special Meeting of Shareholders of Horizon Capital Bank to be held on August 30, 2005, or at any adjournment or postponement, Jack L. Thetford, Robert R. Franklin, Jr. and Aaron G. Schein, and each of them, with the power of substitution and resubstitution, are hereby authorized to represent me and vote all of these shares on the following matters:

For Against Abstain

1. To approve the Agreement and Plan of Merger, dated as of April 19, 2005, between Horizon and Cullen/Frost Bankers, Inc.

2. To adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of the merger.

3. To transact such other matters as may properly come before the Special Meeting and any adjournments or postponements of the special meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Shares Owned

[Horizon Logo]

Horizon Capital Bank

1021 Main Street, Suite 100 Houston, Texas 77002 August 30, 2005

This proxy is being solicited by Jack L. Thetford, in his capacity as Voting Representative under the Bay Area Bank and Trust Voting and Stock Restriction Agreement, dated as of August 2, 1995, as amended (the “Shareholders Agreement”). The terms of the Shareholders Agreement provide that, in connection with a merger in which Horizon is not the surviving entity, the Voting Representative will call a meeting of the shareholders who are a party to the Shareholders Agreement for the purpose of determining how the Voting Representative will vote the shares of common stock of Horizon Capital Bank (“Horizon”) subject to the Shareholders Agreement at the special meeting of the shareholders (the “Special Meeting”). Accordingly, the shareholders who are subject to the Shareholders Agreement will have a voting meeting (the “Voting Meeting”) that will be held at our office located at 3707 Richmond Avenue, Houston, Texas, on August 30, 2005 at 3:30 p.m. local time, to consider and vote/act upon the following proposals:

To approve the Agreement and Plan of Merger, dated as of April 19, 2005, between Horizon and Cullen/Frost Bankers, Inc.

To terminate the Shareholders Agreement effective immediately prior to the effectiveness of the Merger.

To adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies.

To transact such other business as may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting.

Shareholders of record at the close of business on July 25, 2005 who are a party to the Shareholders Agreement will be entitled to vote at the Voting Meeting or any adjournment or postponement thereof. Whether or not you plan to attend the Voting Meeting, please execute the proxy card on the reverse side and return it in the enclosed self addressed, postage-prepaid return envelope. You may revoke your proxy at any time prior to the voting meeting by written notice to the Voting Representative or by executing and delivering to the Voting Representative a blue proxy card bearing a later date.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote “for” any of the proposals. UNLESS YOU INDICATE OTHERWISE ON THE REVERSE SIDE, IF YOU RETURN THIS CARD THESE SHARES WILL BE VOTED FOR ITEMS 1, 2, 3 AND YOU WILL HAVE CONSENTED AND AGREED IN WRITING TO AN AMENDMENT TO THE SHAREHOLDERS AGREEMENT TERMINATING THE SHAREHOLDERS AGREEMENT EFFECTIVE IMMEDIATELY PRIOR TO THE EFFECTIVENESS OF THE MERGER.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED SELF ADDRESSED, POSTAGE-PAID RETURN ENVELOPE.

(Continued, and to be executed and dated on the other side)

THIS PROXY CARD/WRITTEN AGREEMENT IS VALID ONLY WHEN SIGNED AND DATED.

[Horizon logo]

VOTING MEETING OF SHAREHOLDERS SUBJECT TO THE BAY AREA BANK AND TRUST VOTING AND STOCK RESTRICTION AGREEMENT TO BE HELD AUGUST 30, 2005

This Proxy/Written Agreement is Solicited by the Voting Representative

Horizon’s board of directors has determined that the merger is advisable and in the best interests of Horizon and its shareholders. Accordingly, Horizon’s board has approved the agreement and plan of merger and recommends that Horizon’s shareholders vote “for” approval and adoption of the agreement and plan of merger at the Special Meeting.

At the Special Meeting or at any adjournment or postponement, Jack L. Thetford, in his capacity as Voting Representative under the Shareholders Agreement, is hereby authorized to represent me and vote all of these shares on the following matters (and with regard to Item 2, unless “Against” or “Abstain” is so marked, I hereby agree in writing):

For Against Abstain

1. To approve the Agreement and Plan of Merger, dated as of April 19, 2005, between Horizon and Cullen/Frost Bankers, Inc.

2. To terminate the Shareholders Agreement effective immediately prior to the effectiveness of the Merger.

3. To adjourn or postpone the Special Meeting, if necessary, to solicit additional voting directions.

4. To transact such other matters as may properly come before the Special Meeting and any adjournments or postponements of the Special Meeting.

By marking for Item 2 on the reverse side of this card, you consent and agree to an amendment to the Shareholders Agreement terminating the Shareholders Agreement effective immediately prior to the effectiveness of the Merger.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Shares Owned